                             EXHIBIT 4(d)

            FIRST AMENDMENT DATED AS OF June 29,2004
          TO CREDIT AGREEMENT DATED AS OF MAY 16, 2003

          This Amendment ("Amendment") is entered into as of June 29, 2004, among DeVry Inc., a Delaware corporation ("DeVry"), Global Education International, Inc., a Barbados corporation ("GEI" and together with DeVry a "Borrower" and collectively the "Borrowers"), the lenders party hereto (collectively, the "Lenders" and individually, a "Lender"), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

                      W I T N E S S E T H:
                      --------------------

          WHEREAS, the Borrowers, the Lenders and Bank of America, N.A., as Administration Agent, Swing Line Lender and L/C Issuer are parties to that certain Credit Agreement, dated as of May 16, 2003 (the "Credit Agreement") (terms defined in the Credit Agreement shall have the same respective meanings when used herein);

          WHEREAS, the Borrowers have requested that the Lenders agree to amend or modify the Credit Agreement in certain respects so as to, among other things: (i) change the Applicable Rate,
(ii) provide for a procedure wherein Commitments may be increased, (iii) revise certain financial tests, and (iv) make certain other changes to the Credit Agreement, all as more fully hereinafter set forth; and

          WHEREAS,  the Lenders are willing to amend  the  Credit
Agreement on the terms and conditions contained herein;

          NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which is hereby acknowledged), the parties hereto, intending legally to be bound, hereby agree as follows:

                            ARTICLE I
                           AMENDMENTS
                           ----------

          Amendments. The Credit Agreement is hereby amended as follows:

          1.1 Section 1.1 of the Credit Agreement is amended so that the table in the definition of "Applicable Rate" shall read in its entirety as follows:

                           Applicable Rate
    ------------------------------------------------------------------

                                                 Eurodollar
               Consolidated                      Rate Loans
    Pricing      Leverage           Commitment   and Letters  Base Rate
     Level        Ratio                Fee       of Credit    Loans
    ------------------------------------------------------------------
       1      >= 2.00:1              35 bps      150 bps      25 bps

       2  >=1.50:1 but < 2.00:1      30 bps      125 bps       0 bps

       3  >=1:00:1 but < 1.50:1      25 bps      100 bps       0 bps

       4  >=0.50:1 but < 1.00:1      20 bps      87.5 bps      0 bps

       5        < 0.50:1             20 bps      75 bps        0 bps

          1.2 Section 1.1 of the Credit Agreement is further amended so that the period at the end of the definition of "Consolidated
Funded Indebtedness" shall be deleted and replaced with a semi-colon and the following text inserted after such semi-colon:

     provided, however, that, effective on and after June 25, 2005, the definition of Consolidated Funded Indebtedness shall not include any outstanding principal amounts for Obligations borrowed hereunder within 5 business days of June 30 of each year; it being understood, however, that the total of all Obligations not included in the definition of Consolidated Funded Indebtedness pursuant to the first proviso of this paragraph, shall (i) be repaid within 5 business days after June 30, (ii) not exceed $50,000,000 at any time, (iii) only be excluded from the definition of Consolidated Funded Indebtedness as of June 30 of each applicable year and not at any other date, and (iv) only be excluded from the definition of Consolidated Funded Indebtedness for the express purpose of determining the Consolidated Leverage Ratio for use in determining the Applicable Rate at June 30 of each year following the year ended June 30, 2004, based on such Consolidated Leverage Ratio.

          1.3 Section 1.1 of the Credit Agreement is further amended so that the definition of "GEI Letter of Credit Sublimit" shall read in its entirety as follows:

               "GEI  Letter of Credit Sublimit" means  an  amount
     equal  to $5,000,000.  The GEI Letter of Credit Sublimit  is
     part  of,  and  not  in  addition  to,  the  Aggregate   GEI
     Commitments.

          1.4 Section 1.1 of the Credit Agreement is further amended so that the definition of Maturity date shall read in its entirety as follows:

               "Maturity Date" means July 1, 2009.

          1.5 Section 2.6(a) of the Credit Agreement is amended by deleting "On June 30, 2004, the Aggregate DeVry Commitments shall be reduced by $25,000,000" and inserting in lieu thereof the
following:   "[Pursuant  to  the  First  Amendment  hereto,  this
Section has been deleted, it being understood that (i) the $25,000,000 reduction of the Aggregate DeVry Commitments as provided for in Section 2.6(a) before giving effect to such First Amendment is of no further force or effect and (ii) immediately after giving effect to such First Amendment the Commitments of the Lenders are as set forth in Schedule 2.1 as revised by such First Amendment.]"

          1.6  Section 2 of the Credit Agreement is amended by adding
Section 2.14 as follows:

          2.14 Increase in Commitments.

          (a) Upon notice to the Administrative Agent (which shall promptly notify the Lenders), DeVry may from time to time (but not more than twice), request an increase in the Aggregate DeVry Commitments by an amount (for all such requests) not exceeding $75,000,000; provided, however, that
     (i) any increase shall be in an aggregate amount of $15,000,000 or any whole multiple of $1,000,000 in excess thereof, and (ii) no Default shall then exist. At the time of sending such notice, DeVry (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders). Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment, it being understood that no Lender shall have any obligation to increase its Commitment. The Administrative Agent shall notify DeVry and each Lender of the Lenders' responses to each request made hereunder. To achieve the full amount of a requested increase, DeVry may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

          (b) If the Aggregate DeVry Commitments are increased in accordance with this Section, the Administrative Agent and DeVry shall determine the effective date (the "Increase Effective Date") and the final allocation of such increase. The Administrative Agent shall promptly notify DeVry and the Lenders of the final allocation of such increase and the Increase Effective Date. As a condition precedent to such increase, DeVry shall deliver to the Administrative Agent the following, in form and substance satisfactory to the Administrative Agent, dated as of such Increase Effective Date, and in sufficient copies for each Lender:

               (i) a certificate signed by the Secretary or Assistant Secretary of DeVry certifying and attaching the resolutions adopted by DeVry approving such increase,

               (ii) a certificate signed by a Responsible Officer of DeVry certifying that, before and after giving effect to such increase,
          (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Extension Effective Date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in Section 5.5(a) and
          (b) hereof shall be deemed to refer to the most recent statements furnished pursuant to Section 6.1 (a) and (b) hereof), and (B) no Default exists,

               (iii) an acknowledgment signed by each other Loan Party consenting to such increase and reaffirming its obligations under the Loan Documents; and

               (iv) to the extent requested by the Administrative Agent, such opinions of counsel (including opinions of counsel for its Non-U.S. Subsidiaries) reaffirming the opinions furnished pursuant to Sections 4.1 and 6.15 as applied to the increase in Commitments pursuant to this Section and confirming that the Collateral secures the Obligations as so increased.

     On the Increase Effective Date, the Administrative Agent shall revise Schedule 2.1 to reflect the increase in Commitments and the allocation thereof, it being understood that

     (i) each Lender's Pro Rata Share shall be revised to reflect a fraction (expressed as a decimal, carried out to the ninth decimal place) the numerator of which is the amount of the aggregate Commitment of such Lender at such time (i.e., such Lender's aggregate Commitment to DeVry and
     GEI) and the denominator of which is the amount of the Aggregate Commitments of all Lenders, and (ii) the allocation of such Lender's Commitment (as between Devry and GEI) shall be revised to reflect such Lender's Pro Rata Share of the Aggregate Commitments as so revised. DeVry shall prepay any Revolving Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.5) to the extent necessary to keep all outstanding Revolving Loans ratable with any revised Pro
     Rata Shares arising from any nonratable increase in the Commitments under this Section.

          (c) This Section shall supersede any provisions in Sections 2.13 or 11.1 to the contrary.

          1.7 Section 5.5(c) of the Credit Agreement is amended to read in its entirety as follows:

          5.5(c)    Since March 31, 2004, there has been no event
     or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

          1.8 Section 6.11 of the Credit Agreement is amended to read in its entirety as follows:

          6.11 Use of Proceeds. Use the proceeds of the Credit Extensions to (i) finance the Dominica Acquisition, (ii) support the issuance of standby letters of credit, (iii) finance working capital and capital expenditures, (iv) refinance existing Indebtedness, and (v) for other general corporate purposes not in contravention of any Law or of any Loan Document.

          1.9 Section 7.15(a) of the Credit Agreement is amended to read in its entirety as follows:

          (a) Consolidated Net Worth. Permit Consolidated Net Worth at any time to be less than the sum of (a) $375,000,000, (b) an amount equal to 50% of the Consolidated Net Income earned in each full fiscal quarter ending after March 31, 2004 (with no deduction for a net loss in any such fiscal quarter) and (c) an amount equal to 100 % of the aggregate increases in Shareholders' Equity of DeVry and its Subsidiaries after the date hereof by reason of the issuance and sale of capital stock or other equity interests of DeVry or any Subsidiary (other than issuances to DeVry or a wholly-owned Subsidiary), including upon any conversion of debt securities of DeVry into such capital stock or other equity interests.

          1.10 Section 7.15(c) of the Credit Agreement is amended to read in its entirety as follows:

          (c)    Consolidated   Leverage   Ratio.    Permit   the
     Consolidated   Leverage  Ratio  for  any  period   of   four
     consecutive fiscal quarters to exceed 2.25:1.

          1.11 Section 7.15(d) of the Credit Agreement is amended to read in its entirety as follows:

          (d)   Composite  DOE  Financial  Responsibility  Ratio.
     Permit the DOE Ratio to be less than 1.40:1 as of June 30, 2004 or less than 1.50:1 as of the end of any fiscal year of DeVry thereafter.

          1.12 Schedule 2.1 is revised to read in its entirety as set forth in Schedule 2.1 attached hereto.

                           ARTICLE II
                 REPRESENTATIONS AND WARRANTIES
                 ------------------------------

          Each Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

          2.1 Each Loan Party is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization.

          2.2 The execution, delivery and performance by each Loan Party of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not
(a) contravene the terms of any of such Person's Organization
Documents; (b) conflict with or result in any breach or contravention of (i) any Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

          2.3 No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental
Authority or any other Person not previously obtained or made is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment.

          2.4 This Amendment has been duly executed and delivered by each Loan Party that is party to the Credit Agreement. This Amendment constitutes a legal, valid and binding obligation of each Loan
Party, enforceable against each Loan Party, that is party hereto in accordance with its terms, except as such enforceability may be limited by (i) applicable Debtor Relief Laws and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          2.5 The representations and warranties of the Borrower set forth in Article V of the Credit Agreement are true and correct as of the date hereof as though made on the date hereof and as though applied to the Credit Agreement as amended by this Amendment
(except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.5, the representations and warranties contained in Section 5.5(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.1 (a) and (b) of the Credit Agreement).

          2.6 No Default or Event of Default has occurred and is continuing.

                           ARTICLE III
                   CONDITIONS TO EFFECTIVENESS
                   ---------------------------

          This Amendment shall become effective as of the date hereof (the "First Amendment Closing Date"), subject, however, to the receipt by the Administrative Agent of each of all the following, each appropriately completed and duly executed as required and otherwise in form and substance reasonably satisfactory to the Administrative Agent:

          3.1  Counterparts of this Amendment, executed by the Borrowers,
the   other  Loan  Parties  whose  signatures  are  provided  for hereinbelow, and the Lenders;

          3.2 Evidence of the receipt by the Administrative Agent of (i) an upfront fee for the benefit of the Lenders (it being understood that the upfront fee payable to each Lender shall be equal to 0.1% of the amount of such Lender's Commitment under the Credit Agreement as amended hereby and that the Administrative
Agent shall pay over such fee to such Lender promptly following the effectiveness of this Amendment), (ii) such additional fees as shall be payable to the Administrative Agent pursuant to a separate fee letter between the Borrower and the Administrative
Agent, and (iii) the legal fees and expenses of counsel for the Administrative Agent to the extent theretofore invoiced to DeVry;

          3.3 Certified copies of resolutions of the Board of Directors of each of the Borrowers authorizing or ratifying the execution, delivery and performance by the Borrowers of this Amendment;

          3.4 A certificate of the Secretary or Assistant Secretary of each of the Borrowers, certifying the name(s) of the officer(s) of each of the Borrowers authorized to sign this Amendment and the documents related hereto;

          3.5 Opinions of Marilynn Cason, General Counsel of DeVry, and of Mayer, Brown, Rowe & Maw; and

          3.6 Such other instruments, agreements and documents as the Lenders may reasonably request.


                           ARTICLE IV
                             GENERAL
                             -------

          4.1 As amended or modified by this Amendment, the Loan Documents shall remain in full force and effect. References to the Credit
Agreement in any of the Loan Documents shall be deemed to include a reference to the Credit Agreement as amended or modified hereby, whether or not reference is made to this Amendment.
Section headings used in this Amendment are for convenience of reference only, and shall not affect the construction of this Amendment.

          4.2 This Amendment may be executed in any number of counterparts (each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument).

          4.3 Each of the Borrowers agrees to pay to or reimburse the Administrative Agent, upon demand, for all costs and expenses incurred (including legal expenses) in connection with the development, preparation, negotiation, execution and delivery of this Amendment and the other Loan Documents.

          4.4 All obligations of the Borrowers and rights of the Administrative Agent and the Lenders, that are expressed herein, shall be in addition to and not in limitation to those provided by applicable law. This Amendment shall be a contract made under and governed by the internal laws of the State of New York, without giving effect to principles of conflicts of laws. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

          4.5 Each of the Borrowers acknowledges and agrees that the execution and delivery by the Administrative Agent and the Lenders of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Lenders to forbear or execute similar amendments under the same or similar circumstances in the future.

          4.6 This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

          4.7 This Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This
Amendment supercedes all prior drafts and communications with respect hereto. This Amendment may not be amended except in accordance with the provisions of Section 11.1 of the Credit
Agreement.
                    [Signature Page Follows]

IN   WITNESS   WHEREOF,  the  parties  hereto  have  caused   the
execution and delivery hereof by their respective representatives as of the date hereof.

                                DEVRY INC.

                                By:
                                Name:
                                Title:

                                GLOBAL EDUCATION INTERNATIONAL,
                                INC.

                                By:
                                Name:
                                Title:

                                BANK OF AMERICA, N.A., as
                                Administrative Agent

                                By:
                                Name:
                                Title:

                                BANK OF AMERICA, N.A., as a
                                Lender, L/C Issuer and Swing
                                Line Lender

                                By:
                                Name:
                                Title:

                                JPMORGAN CHASE BANK

                                By:
                                Name:
                                Title:

                                SUNTRUST BANK

                                By:
                                Name:
                                Title:

                                NATIONAL CITY BANK OF THE
                                MIDWEST (fka NATIONAL CITY BANK
                                OF MICHIGAN/ILLINOIS)


                                By:
                                Name:
                                Title:

                                HARRIS TRUST AND SAVINGS BANK

                                By:
                                Name:
                                Title:

                                THE NORTHERN TRUST COMPANY

                                By:
                                Name:
                                Title:

                                LASALLE BANK NATIONAL
                                ASSOCIATION

                                By:
                                Name:
                                Title:

                                MASSACHUSETTS MUTUAL LIFE
                                INSURANCE COMPANY

                                By:  David L. Babson & Company,
                                Inc., as Investment Adviser

                                By:
                                Name:
                                Title:

                                MASSMUTUAL ASIA LIMITED

                                By:  David L. Babson & Company,
                                Inc., as Investment Adviser

                                By:
                                Name:
                                Title:

                                C.M. LIFE INSURANCE COMPANY, C/O
                                MASSACHUSETTS MUTUAL LIFE
                                INSURANCE COMPANY

                                By:  David L. Babson & Company,
                                Inc., as  Investment Sub-Adviser


                                By:
                                Name:
                                Title:

                         ACKNOWLEDGEMENT

The undersigned hereby acknowledges and agrees to the foregoing
Amendment and confirms that its Loan Documents remain in full force and effect and are hereby reaffirmed.

                              Pledgors
                              --------
                              DeVry University, Inc.
                              Dominica Management, Inc.
                              Ross University Services, Inc.
                              International Education Holdings,
                              Inc.
                              Ross University Management, Inc.

                              By:
                              __________________________________
                                 Title:_________________________

                              U.S. Guarantors
                              ---------------
                              DeVry Educational Products, Inc.
                              DeVry Leasing Corporation
                              DeVry/Becker Educational
                              Development Corp.
                              DeVry Educational Development
                              Corp.
                              DeVry Florida LLC
                              DeVry Canada LLC
                              Ross University Services, Inc.
                              DeVry University, Inc.
                              Becker CPA Review Corp.
                              International Education Holdings,
                              Inc.
                              Dominica Management, Inc.
                              DeVry/New York, Inc.

                              By:
                              __________________________________
                                 Title:_________________________


                              Offshore Guarantors
                              -------------------
                              Ross University Management, Inc.
                              Ross University School of Medicine
                                School of Veterinary Medicine
                                Limited
                              Ross University School of Medicine
                              School of Veterinary Medicine (St.
                              Kitts) Limited

                              By:
                              __________________________________
                                 Title:_________________________

                                                     SCHEDULE 2.1
                           COMMITMENTS
                       AND PRO RATA SHARES

    Lender           DeVry              GEI      Aggregate     Pro Rata
                   Commitment       Commitment   Commitments     Share
-------------------------------------------------------------------------
BANK OF AMERICA                                  39,000,000  22.28571429%
N.A.             27,857,142.86    11,142,857.14

CM LIFE                                           1,000,000  0.571428571%
INSURANCE           714,285.71       285,714.29
COMPANY

HARRIS TRUST &                                   27,000,000  15.42857143%
SAVINGS BANK     19,285,714.29     7,714,285.71

JPMORGAN CHASE                                   15,000,000  8.571428571%
BANK             10,714,285.71     4,285,714.29

LASALLE BANK                                     27,000,000  15.42857143%
NATIONAL         19,285,714.29    7,714,285.71
ASSOCIATION

MASSMUTUAL ASIA                                     500,000  0.285714286%
LIMITED             357,142.86      142,857.14

MASSMUTUAL LONG                                   4,500,000  2.571428571%
TERM POOL         3,214,285.71    1,285,714.29

MASSMUTUAL SPOT                                   3,000,000  1.714285714%
PRICED CONTRACT   2,142,857.14      857,142.86

MASSMUTUTAL IFM                                   1,000,000  0.571428571%
NON TRADITIONAL     714,285.71      285,714.29

NATIONAL CITY                                    15,000,000  8.571428571%
BANK OF THE      10,714,285.71    4,285,714.29
MIDWEST (fka
NATIONAL CITY
BANK OF
MICHIGAN/ILLINOIS)

NORTHERN TRUST                                   27,000,000  15.42857143%
COMPANY          19,285,714.29    7,714,285.71

SUNTRUST BANK,                                   15,000,000  8.571428571%
INC.             10,714,285.71    4,285,714.29
               ----------------------------------------------------------
Total          $125,000,000.00  $50,000,000.00 $175,000,000 100.00000000%
               ----------------------------------------------------------